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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN
CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OF
THE SECURITIES EXCHANGE ACT OF 1934

BANCO SANTANDER CENTRAL HISPANO, S.A. (Exact name of Registrant as specified in its charter)	SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL (Exact name of Registrant as specified in its charter)
Spain (State or other jurisdiction of incorporation)	Spain (State or other jurisdiction of incorporation)
132617929 (IRS Employer Identification Number)	98-0420594 (IRS Employer Identification Number)
Plaza de Canalejas, 1 28014 Madrid, Spain (Address of Registrant's principal executive office)	Plaza de Canalejas, 1 28014 Madrid, Spain (Address of Registrant's principal executive office)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Non-cumulative Guaranteed Preferred Securities, Series 1 (the "Preferred Securities")	New York Stock Exchange
Guarantee (*)	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-119132

        Securities to be registered pursuant to Section 12(g) of the Act: None.

(*)
Application is made for listing, not trading, but only in connection with the registration of the Preferred Securities pursuant to the requirements of the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

        Santander Finance Preferred S.A. Unipersonal (the "Company") and Banco Santander Central Hispano, S.A. (the "Bank"), filed with the Securities and Exchange Commission (the "Commission") on September 20, 2004 a Registration Statement on Form F-4 (Registration No. 333-119132) (the "Registration Statement") relating to the Company's Non-Cumulative Guaranteed Preferred Securities, Series 1, as guaranteed by the Bank. A copy of the Prospectus is incorporated herein by reference to the extent provided below.

Item 1.    Description of Registrant's Securities to be Registered.

        Reference is made to the information set forth under the headings (a) "SUMMARY" on pages 6 through 7 of the Prospectus, (b) "DESCRIPTION OF THE NEW PREFERRED SECURITIES on pages 14 through 22 of the Prospectus, (c) DESCRIPTION OF THE GUARANTEE" on pages 23 through 27 of the Prospectus; and (d) "TAXATION" on pages 37 through 44 of the Prospectus, which information is incorporated herein by reference.

Item 2.    Exhibits.

  1.
  Memorandum and Articles of Association of the Company (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

  2.
  Form of share certificate representing the Non-Cumulative Guaranteed Preferred Securities, Series 1 (incorporated herein by reference to Exhibit 4.1(a) to the Registration Statement).

  3.
  Form of Payment and Guarantee Agreement (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SANTANDER FINANCE PREFERRED S.A. UNIPERSONAL
By:	/s/ JOSÉ ANTONIO ÁLVAREZ
Name:	José Antonio Álvarez
Title:	Chairman of the Board (Principal Executive Officer)

By:	/s/ JOSÉ MARÍA GARCÍA TUBIO
Name:	José María García Tubio
Title:	Director (Principal Financial Officer)

Dated: August 31, 2004

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO SANTANDER CENTRAL HISPANO, S.A.
By:	/s/ ANTONIO TORÍO MARTÍN
Name:	Antonio Torío Martín
Title:	Authorized Representative

Dated: August 31, 2004

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
SIGNATURES